Exhibit 10.2

EXECUTION VERSION

STOCK PLEDGE AGREEMENT

Dated as of October 21, 2026

This STOCK PLEDGE AGREEMENT (this “Agreement”) is entered into as of October 21, 2026, by and among RUEGG CAPITAL GROUP, INC., a North Carolina corporation (“RCG”), and JASON RUEGG, an individual (“Ruegg” and, together with RCG, each a “Pledgor” and together the “Pledgors”), RLLT CAPITAL, LLC, a North Carolina limited liability company (the “Lender”), and NEXTBOAT, INC., a Nevada corporation (the “Company”). ClearTrust, LLC is the transfer agent for the Company (the “Transfer Agent”).

RECITALS

A. Off The Hook Yacht Sales NC, LLC (the “Borrower”), the Company and the Lender are parties to a Revolving Credit Agreement dated as of the date of this Agreement (as amended from time to time, the “Credit Agreement”), under which the Lender has agreed to make Advances to the Borrower of up to Five Million Dollars ($5,000,000).

B. Ruegg is the President and controlling stockholder of the Company, RCG is controlled by Ruegg and is an affiliate of the Borrower, and each Pledgor will derive substantial indirect benefit from the Advances and and has agreed to pledge shares of the Company’s common stock as collateral for the Obligations on the terms of this Agreement.

C. Capitalized terms used but not defined in this Agreement have the meanings given in the Credit Agreement.

NOW, THEREFORE, the parties agree as follows:

1. PLEDGE

1.1 Grant. To secure the payment of the Obligations, each Pledgor, severally as to its own shares, pledges and grants to the Lender a first-priority security interest in the following (collectively, the “Pledged Collateral”): (a) an aggregate of 7,874,000 shares of Common Stock of the Company (CUSIP 676206105) held in book-entry form on the records of the Transfer Agent, consisting of (i) 7,221,000 shares registered in the name of RCG (the “RCG Shares”) and (ii) 653,000 shares registered in the name of Ruegg (the “Ruegg Shares”), together with any additional shares pledged under Section 3.1 (collectively, the “Pledged Shares”); (b) all securities and other property issued in respect of the Pledged Shares by way of stock split, stock dividend, reclassification, recapitalization, merger or similar event; and (c) all proceeds of the foregoing. Cash dividends paid in the ordinary course are not Pledged Collateral unless an Enforcement Notice is in effect.

1.2 Exclusion. The Pledged Collateral does not include any shares of Common Stock pledged by the Pledgor or Jason Ruegg to BPC Management, LLC or any other person (other than the Lender) that remain subject to that pledge on the date of this Agreement, or any other property of the Pledgor or Jason Ruegg. The Pledged Shares do not secure any obligation under the terminated Master Loan Agreement dated as of June 22, 2026 among the Borrower, the Company and the Lender, and nothing in this Agreement revives the terminated Personal Guaranty and Stock Pledge Agreement of the same date.

1.3 Limited Recourse. No Pledgor is a guarantor of, or has any liability for, the Obligations. The Lender’s sole recourse against each Pledgor is to the Pledged Collateral pledged by that Pledgor, and no deficiency judgment or other claim for any shortfall shall be sought against any Pledgor or its other assets. Without limiting the foregoing, Ruegg shall have no personal liability under this Agreement or for the Obligations beyond the Ruegg Shares and their proceeds, and no shareholder, director or officer of RCG shall have any personal liability under this Agreement or for the Obligations.

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2. PERFECTION AND CONTROL

2.1 Escrow and Control Agreement. Concurrently with the execution of this Agreement, the Pledgor, the Lender and the Transfer Agent, as escrow agent, shall enter into an Escrow and Control Agreement substantially in the form previously approved by the Transfer Agent (the “Escrow and Control Agreement”), under which the Pledged Shares shall be held in a separate book-entry position subject to a pledge notation and stop-transfer instruction in favor of the Lender, and the Transfer Agent shall agree to comply with entitlement orders originated by the Lender without further consent of the Pledgor. The parties intend that the Lender have “control” of the Pledged Shares within the meaning of Section 8-106 of the Uniform Commercial Code. As between the Pledgor and the Lender, if there is any conflict between this Agreement and the Escrow and Control Agreement, this Agreement controls, and the Lender shall not deliver any instruction under the Escrow and Control Agreement that is inconsistent with Sections 4 and 5 of this Agreement.

2.2 Company Acknowledgment. The Company consents to the pledge and agrees to instruct the Transfer Agent in a manner consistent with this Agreement.

3. FIXED COLLATERAL; RELEASE

3.1 No Top-Up. The Pledged Shares are a fixed number of shares determined as of the date of this Agreement. The Pledgor shall have no obligation to pledge additional shares or other property for any reason, including any decline in the market price of the Common Stock, and no such decline shall entitle the Lender to any additional collateral or constitute a default under this Agreement.

3.2 Release of Excess Shares. The Lender shall release Pledged Shares as and when required by Sections 2.5 and 4.3 of the Credit Agreement. Unless the Pledgors otherwise jointly direct, any release shall be made first from the Ruegg Shares and then from the RCG Shares.

4. VOTING AND DISTRIBUTIONS

4.1 Before Enforcement Notice. Unless and until the Lender delivers an Enforcement Notice, the Pledgor shall be entitled to exercise all voting and consensual rights with respect to the Pledged Shares and to receive and retain cash dividends.

4.2 After Enforcement Notice. After an Enforcement Notice becomes effective under Section 5.2, all distributions on the Pledged Shares shall be paid to the Lender and applied to the Obligations. The Lender may exercise voting rights only after it has acquired title to Pledged Shares by sale or in accordance with Section 5.4.

5. REMEDIES

5.1 Enforcement Notice. Upon the occurrence and during the continuance of an Event of Default, the Lender may deliver a Notice of Exclusive Control under the Escrow and Control Agreement to the Transfer Agent, with concurrent copies to the Pledgor, the Borrower and the Company (an “Enforcement Notice”). The Lender shall not deliver any entitlement order or other instruction directing the sale, transfer or re-registration of any Pledged Shares until the Redemption Period described in Section 5.2 has expired.

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5.2 Redemption Period; Sale. The Lender shall not sell or otherwise dispose of any Pledged Shares until ten (10) Business Days after delivery of the Enforcement Notice (the “Redemption Period”). During the Redemption Period, the Pledgor, the Borrower, the Company or their designees may pay the Obligations in full, in which case the Enforcement Notice shall be deemed withdrawn and the Pledged Collateral released. After the Redemption Period, the Lender may sell the Pledged Shares, in one or more public or private sales, in a commercially reasonable manner and in compliance with the Securities Act and applicable state securities laws, but only to the extent necessary to satisfy the Obligations then due and the reasonable costs of sale. The Lender shall give the Pledgor at least ten (10) days’ notice of the time and place of any public sale or the time after which any private sale may occur.

5.3 Securities Law Matters. The Lender acknowledges that the Pledged Shares may be “restricted securities” or “control securities” and that sales may be subject to Rule 144 under the Securities Act, including volume and manner-of-sale limitations. The Company shall reasonably cooperate in providing customary representation letters and confirmations to the Transfer Agent to permit sales in compliance with Rule 144. Nothing in this Agreement obligates the Company to register the Pledged Shares under the Securities Act.

5.4 No Strict Foreclosure. The Lender shall not accept any Pledged Shares in full or partial satisfaction of the Obligations without the written consent of the Pledgor given after the occurrence of the Event of Default.

5.5 Application of Proceeds; Surplus. Proceeds of any sale shall be applied first to the reasonable costs of sale, second to the Obligations, and the surplus, together with any unsold Pledged Shares, shall be promptly returned to the applicable Pledgor.

5.6 Order of Sale. The Lender shall sell or otherwise dispose of the RCG Shares before any Ruegg Shares, and shall dispose of Ruegg Shares only to the extent the net proceeds of the RCG Shares are insufficient to satisfy the Obligations then due and the reasonable costs of sale.

6. RELEASE

Upon payment in full of the Obligations and termination of the Commitment, this Agreement shall terminate, the security interest shall be released, and the Lender shall within three (3) Business Days deliver to the Transfer Agent the release instruction contemplated by the Escrow and Control Agreement to remove the pledge notation and stop-transfer instruction from all Pledged Shares and deliver to the Pledgor such releases as the Pledgor may reasonably request.

7. REPRESENTATIONS AND COVENANTS OF THE PLEDGOR

7.1 RCG represents that (a) it is a North Carolina corporation duly organized, validly existing and in good standing; (b) it is the sole record and beneficial owner of the RCG Shares, free of any lien other than the lien created by this Agreement; (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of RCG; and (d) this Agreement is its legal, valid and binding obligation. Ruegg represents that (w) he is the sole record and beneficial owner of the Ruegg Shares, free of any lien other than the lien created by this Agreement; (x) he has full legal capacity to execute and perform this Agreement; (y) the Ruegg Shares are not subject to any pledge to BPC Management, LLC or any other person; and (z) this Agreement is his legal, valid and binding obligation.

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7.2 The Pledgor shall not sell, transfer or further encumber any Pledged Shares while they are subject to this Agreement. The Pledgor shall be solely responsible for any filings required of it or of Jason Ruegg under Section 13 or Section 16 of the Securities Exchange Act of 1934 relating to this Agreement, and represents that the pledge has been pre-cleared or approved as required by the Company’s Insider Trading Policy.

8. WAIVERS

The Pledgor waives notice of acceptance of this Agreement, notice of any Advance and presentment and demand for payment. The Pledgor consents to any extension or renewal of the Obligations and any amendment of the Credit Agreement, provided that no amendment that increases the Commitment, increases the interest rate, extends the Maturity Date beyond six (6) months or otherwise materially increases the Obligations shall bind the Pledged Collateral without the Pledgor’s prior written consent.

9. MISCELLANEOUS

9.1 Governing Law; Venue; Jury Waiver. This Agreement is governed by the laws of the State of North Carolina, except to the extent the perfection or priority of the security interest is governed by the laws of another jurisdiction. Sections 12.1, 12.3 and 12.6 of the Credit Agreement apply to this Agreement as if set forth in full, mutatis mutandis.

9.2 Assignment. The Lender may assign its rights under this Agreement only together with an assignment of the Credit Agreement permitted by Section 12.2 of the Credit Agreement.

9.3 Amendments. This Agreement may be amended only in writing signed by each Pledgor, the Lender and the Company.

9.4 Several Obligations. References in this Agreement to “the Pledgor” mean each Pledgor, severally and not jointly, with respect to the Pledged Collateral pledged by it, and any notice, consent, request or instruction to be given by or to “the Pledgor” shall be given by or to each Pledgor as to its own Pledged Collateral.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Stock Pledge Agreement as of the date first written above.

PLEDGORS:
RUEGG CAPITAL GROUP, INC.

By:
Name:	Jason Ruegg
Title:	President
Address: 1701 J.E.L. Wade Drive, Wilmington, NC 28401

By:
JASON RUEGG, individually
Address: [redacted]

LENDER:
RLLT CAPITAL, LLC,
a North Carolina limited liability company

By:
Name:	[redacted]
Title:	Manager

COMPANY:
NEXTBOAT, INC.

By:
Name:	Chad Corbin
Title:	Chief Financial Officer

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